EXHIBIT (G)(2)


                      Amended Schedule A dated May 18, 2005
                                     to the
      Amended and Restated Custodian Services Fees Letter dated May 7, 2004

                            List of Turner Portfolios
                            -------------------------

                              Large Cap Growth Fund
                       Large Cap Growth Opportunities Fund
                               MidCap Growth Fund
                              Small Cap Growth Fund
                              Micro Cap Growth Fund
                              Small Cap Equity Fund
                                 Technology Fund
                            Concentrated Growth Fund
                               New Enterprise Fund
                                Core Growth Fund
                              Large Cap Value Fund